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                                                                    EXHIBIT 4.2

                                 [FACE OF NOTE]



CUSIP No.                                                            $


Unless and until it is exchanged in whole or in part for Notes in definitive registered form, this Note may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.


                           WYNDHAM HOTEL CORPORATION

                     ___% Senior Subordinated Note due 2006


                 WYNDHAM HOTEL CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________, or registered assigns, at the office or agency of the Company in New York, New York, the principal sum of __________________Dollars on ________, 2006, in the coin or currency of the United States, and to pay interest, semi-annually on ________ and ________ of each year (each, an "Interest Payment Date") commencing ________, 1996, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the Interest Payment Date, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on these Notes, in which case from ________, 1996, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register as provided in the Indenture. Notwithstanding the foregoing, if the date hereof is after ________ or ________ (each, a "Regular Record Date"), as the case may be, and before the following Interest Payment Date, this Note shall bear interest from such Interest Payment
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Date; provided, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Note shall bear interest from the next preceding Interest Payment Date, to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on these Notes, from ________, 1996. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date, as the case may be, next preceding such Interest Payment Date, whether or not such day is a Business Day.

                 Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                 This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.







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                 IN WITNESS WHEREOF, WYNDHAM HOTEL CORPORATION has caused this instrument to be signed manually or by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

(SEAL)                                     WYNDHAM HOTEL CORPORATION



                                           By________________________________



                                           By________________________________



Attest:


________________________




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                         CERTIFICATE OF AUTHENTICATION


                 This is one of the ___% Senior Subordinated Notes due 2006 referred to in the within-mentioned Indenture.

Dated:                                             [                     ],
                                                      as Trustee


                                                   By _________________________
                                                       Authorized Signatory





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                               [REVERSE OF NOTE]


                           WYNDHAM HOTEL CORPORATION

                     ___% Senior Subordinated Note due 2006


1.       Indenture.

                 This Note is one of a duly authorized issue of ___% Senior Subordinated Notes due 2006 of the Company (hereinafter called the "Notes"), all issued or to be issued under and pursuant to an indenture dated as of ________, 1996 (herein called the "Indenture"), duly executed and delivered by the Company and ____________, as Guarantors, to ______________, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantors and the Holders of the Notes. The Notes are limited in aggregate principal amount to $100,000,000, except as provided in the Indenture.

2.       Defined Terms.

                 Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

3.       Interest; Payment Dates.

                 Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Note. If a payment date is not a Business Day as defined in the Indenture at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

4.       Form and Denomination.

                 The Notes are issuable initially only in global registered form without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in




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the Indenture, but, without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

5.       Transfer and Exchange.

                 Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

6.       Optional Redemption.

                 The Notes may be redeemed, at the Company's option, in whole or in part, at any time on or after __________, 2001 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
Date), if redeemed during the 12-month period commencing ________, of the years set forth below:


        Year                                            Redemption Price
        ----                                            ----------------
     2001                                                   10 .   %
     2002                                                   10 .   %
     2003                                                   10 .   %
     2004 and thereafter                                    100.000%

                     Any such redemption will comply with the Indenture.

                     Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called or redemption, unless the Company defaults in the payment of the Redemption Price.






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7.           Restrictive Covenants.

                     The Indenture imposes certain limitations on the ability of the Company, its Restricted Subsidiaries and the Guarantors, among other things, to Incur additional Indebtedness, make Restricted Payments, make Asset Sales, engage in transactions with Affiliates or merge, consolidate or transfer substantially all of its assets. Within 45 days after the end of each fiscal quarter (120 days after the end of the last fiscal quarter of each year), the Company must report to the Trustee on compliance with such limitations.

8.           Repurchase upon a Change of Control.

                     Upon the occurrence of a Change of Control, as defined in the Indenture, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest (if any) to the date of purchase (the "Change of Control Payment").

                     A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after the Change of Control Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

9.           Default and Remedies.

                     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

10.          Amendments, Supplements and Waivers.

                     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a least a majority in principal amount of the Notes then outstanding.






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Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

11.          Subordination.

                     The Company, for itself and its successors, and each Holder, by accepting the Notes, agrees that the payment of the principal of and interest on the Notes is subordinated, to the extent and in the manner provided in the Indenture, to the right of payment in full of all present and future Senior Indebtedness, and that the subordination provisions in the Indenture are for the benefit of the holders of Senior Indebtedness.

12.          Subsidiary Guarantees.

                     Each Guarantor from time to time jointly and severally, fully and unconditionally Guarantees the prompt payment when due of the Principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, and the payment of any and all costs and expense incurred by the Trustee or any Holder in enforcing any rights under any Subsidiary Guarantee, to the extent and in the manner provided in the Indenture. Each Guarantor's liability is limited to the lesser of (a) the maximum amount that would not render such Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of any applicable state law or (b) the maximum amount that would not render such Guarantor's Subsidiary Guarantee an improper corporate distribution by such Guarantor under state law. In addition, the Subsidiary Guarantee will cease to be effective if and to the extent that prior to the date it is probable to be called upon, the Guarantor would be required to reflect the amount of such Subsidiary Guarantee on the face of its balance sheet under GAAP and to do so would prevent the Guarantor from distributing to the Company amounts sufficient to pay Principal of, premium, if any, or interest on the Notes when due.

                     To the extent and in the manner provided in the Indenture, each Guarantor's Obligations under its Subsidiary Guarantee shall be junior and subordinated in right of payment to any Guarantor Senior Indebtedness of such Guarantor to the same extent as the Notes are subordinated to Senior Indebtedness of the Company pursuant to the Indenture.





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13.          Holder Treated as Owner.

                     The Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the Principal hereof and, subject to the provisions hereof, interest hereon, and for all other purposes, and none of the Company, the Guarantors, the Trustee and any agent of the Company or the Trustee shall be affected by any notice to the contrary.

14.          No Recourse Against Others.

                     No recourse for the payment of the Principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in the Indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of the Notes.

15.          Obligations Absolute.

                     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal of, premium, if any, and interest on this Note in the manner, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.





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           FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


[PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE]


______________________________________

____________________________________________________________

____________________________________________________________

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

____________________________________________________________
the within Note and all rights thereunder, hereby

____________________________________________________________
irrevocably constituting and appointing such person attorney

____________________________________________________________
to transfer such Note on the books of the Issuer, with full

____________________________________________________________
power of substitution in the premises.


Dated:______________________



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.





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